Filed by Diamond Hill Investment Group, Inc.

Commission File No.: 000-24498

Pursuant to Rule 14a-12

of the Securities Exchange Act of 1934

The following email was sent by Heather Brilliant, Chief Executive Officer of Diamond Hill Investment Group, Inc. (“DHIL”), to DHIL's clients on December 11, 2025 in connection with the proposed acquisition of DHIL by First Eagle Investment Management, LLC.

From: [Client-facing teammate]

To: [Key client]

Subject: Important News: Diamond Hill to be Acquired by First Eagle Investments

This morning, we announced that Diamond Hill has entered into an agreement to join First Eagle Investments, an independent, fundamentally driven investment manager with a 160-year heritage and a strong global reputation for prioritizing client interests.

Before anything else, thank you. For 25 years, you have trusted us to help steward capital through very different market environments, and that trust is the foundation for every decision we make.

What is not changing

•	Your portfolios will continue to be managed by the same Diamond Hill investment teams.

•	Our investment philosophy, process, and standards of client service remain exactly the same.

•	We will continue to operate under the Diamond Hill brand from our Columbus headquarters as an independent investment team within First Eagle.

Why this partnership

We are excited to partner with First Eagle because their investment-centric culture—rooted in disciplined, active management, a long-term orientation, and a client-first mindset—closely mirrors our own. Over the last decade, they have invested significantly in distribution, technology, and infrastructure. By joining together, we are creating a more diversified organization, strengthening us as a long-term partner in an industry that continues to evolve.

What happens next

The transaction is expected to close by the third quarter of 2026, subject to customary shareholder and regulatory approvals. Until then, it is business as usual and Diamond Hill and First Eagle will continue to operate separately, just as we do today.

We will also hold a client call on Wednesday, December 17 hosted by Heather Brilliant, Austin Hawley, and Henry Song to discuss this news in more detail and answer your questions. In the meantime, please reach out to your usual Diamond Hill contact if you would like to speak with us.

Conference call details:

Date: Wednesday, December 17, 2025

Time: 2 PM ET

Register now

Thank you again for the confidence you place in Diamond Hill. We are honored to be your partner and are excited to continue working with you in this next chapter alongside First Eagle.

With great appreciation,

Diamond Hill

Cautionary Note Regarding Forward-Looking Statements

This communication, the documents incorporated herein by reference and statements, whether oral or written, made from time to time by representatives of Diamond Hill Investment Group, Inc. (“Diamond Hill”), may contain or incorporate “forward-looking statements” within the meaning of federal securities laws. Forward-looking statements include, but are not limited to, statements regarding anticipated operating results, prospects and levels of assets under management, technological developments, economic trends (including interest rates and market volatility), expected transactions and similar matters. These forward-looking statements may include, without limitation, any statements preceded by, followed by or including words such as “may,” “could,” “can have,” “believe,” “expect,” “aim,” “anticipate,” “target,” “goal,” “project,” “assume,” “budget,” “potential,” “estimate,” “guidance,” “forecast,” “outlook,” “would,” “will,” “continue,” “likely,” “should,” “hope,” “seek,” “plan,” “intend,” and variations of such words and similar expressions. Similarly, descriptions of the Company’s objectives, strategies, plans, goals, or targets are also forward-looking statements. Such forward-looking statements include but are not limited to statements about the proposed transaction between Diamond Hill and First Eagle Investment Management, LLC (“First Eagle”) (the “Transaction”), including the expected timetable for completing the Transaction and statements that are not historical facts.

Forward-looking statements are based on the Company’s expectations at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors. While the Company believes that the assumptions underlying its forward-looking statements are reasonable, investors are cautioned that any of the assumptions could prove to be inaccurate and, accordingly, the Company's actual results and experiences may differ materially from the anticipated results or other expectations expressed in its forward-looking statements. Factors that may cause the Company’s actual results or experiences to differ materially from results discussed in forward-looking statements include, but are not limited to the factors discussed in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, each as filed with the Securities and Exchange Commission (“SEC”), and any factors discussed in the section entitled “Risk Factors” in any of our subsequently filed SEC filings, and the following: (i) the occurrence of any event, change, or other circumstance that could give rise to the right of one or both of the parties to terminate the definitive transaction agreement between the Company and First Eagle, including in circumstances requiring the Company to pay a termination fee; (ii) potential litigation relating to the Transaction that could be instituted against the parties to the definitive transaction agreement or their respective directors or officers, including the effects of any outcomes related thereto; (iii) the possibility that the Transaction does not close when expected or at all because required regulatory, shareholder, or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all; (iv) reputational risk and potential adverse reactions of clients, employees or other business partners and the businesses generally, including those resulting from the announcement of the Transaction, including any resulting reduction in the Company’s AUM or AUA and the withdrawal, renegotiation or termination of any investment advisory agreements; (v) the risk that any announcements relating to the Transaction could have adverse effects on the market price of the Company’s common stock; (vi) significant transaction costs associated with the Transaction; and (vii) the diversion of management’s attention and time from ongoing business operations and opportunities on Transaction-related matters.

Forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above and in the Company’s other public documents on file with the SEC. New risks and uncertainties arise from time to time, and factors that the Company currently deems immaterial may become material, and it is impossible for the Company to predict these events or how they may affect it. The Company undertakes no obligation to update any forward-looking statements after the date they are made, whether as a result of new information, future events, changes in its expectations or developments or otherwise, except as required by law, although it may do so from time to time. The Company does not endorse any projections regarding future performance that may be made by third parties.

Additional Information and Where to Find It

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities. This communication relates to the Transaction. In connection with the Transaction, Diamond Hill plans to file with the SEC a proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or any other document that Diamond Hill may file with the SEC and send to its shareholders in connection with the Transaction. The Transaction will be submitted to Diamond Hill’s shareholders for their consideration. Before making any voting decision, Diamond Hill’s shareholders are urged to read all relevant documents filed or to be filed with the SEC, including the Proxy Statement, as well as any amendments or supplements to those documents, when they become available, because they will contain important information about Diamond Hill and the Transaction.

Diamond Hill’s shareholders will be able to obtain a free copy of the Proxy Statement, as well as other filings containing information about Diamond Hill, free of charge, at the SEC’s website (www.sec.gov).  Copies of the Proxy Statement and other documents filed by Diamond Hill with the SEC may be obtained, without charge, by contacting Diamond Hill through its website at www.diamond-hill.com.

Participants in the Solicitation

Diamond Hill, its directors, executive officers and other persons related to Diamond Hill may be deemed to be participants in the solicitation of proxies from Diamond Hill’s shareholders in connection with the Transaction.  Information about the directors and executive officers of Diamond Hill and their ownership of common stock of Diamond Hill is set forth in the section entitled “Executive Officer Stock Ownership and Retention Guidelines” in Diamond Hill’s proxy statement for its 2025 annual meeting of stockholders, which was filed with the SEC on March 14, 2025 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000909108/000090910825000014/dhil-20250311.htm). To the extent that holdings of Diamond Hill’s securities by its directors or executive officers have changed since the amounts printed in Diamond Hill’s proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership of Securities on Form 3 and Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the Proxy Statement and other relevant materials to be filed with the SEC in connection with the Transaction when they become available.  Free copies of these documents may be obtained as described in the preceding paragraph.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there by any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such jurisdiction.